PUT AGREEMENT

THIS PUT AGREEMENT (this “Agreement”) is made and entered into this 31st day of January, 2008, by and between China Sky One Medical, Inc., a corporation organized and existing under the laws of the State of Nevada, with an address at Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001 (the “Company”) and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

RECITALS:

WHEREAS, the Company has offered for sale (the “Offering”) certain shares (the “Shares”) of common stock of the Company, $.001 par value per share (“Common Stock”) and attached warrants (the “Warrants”) to purchase shares of Common Stock in accordance with that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of even date herewith (the “Securities Purchase Agreement”); and

WHEREAS, the Company has represented to the Investors that the Adjusted EPS (as defined below) of the Company for the fiscal year ending December 31, 2007, will be greater than or equal to $1.05 per share (the “FY07 Performance Threshold”), as set forth in audited financial statements of the Company for the period ending December 31, 2007 (the “FY07 Financial Statements”) (For the purposes hereof, “Adjusted EPS” means the net income (or loss) of the Company and its subsidiaries for such period, determined on a consolidated basis divided by 13,907,696 shares; provided, however, that (i) the Adjusted EPS for such period will be increased by any cash charges related to the Offering and non-cash charges incurred as a result of the Offering (due to non-cash amortization on warrants charged to the Company’s results of operation, if any), and (ii) if the Offering does not close on or before January 7, 2008 (the “Closing Deadline”), the FY07 Performance Threshold will be decreased in an amount equal to 2% for each 7-day period, or pro rata for any portion thereof, following the Closing Deadline, until such time as the Offering is consummated); and

WHEREAS, as an inducement to the Investors to enter into the Securities Purchase Agreement, a certain shareholder of the Company (the “CSKI Shareholder”) has agreed to place an aggregate of 3,000,000 shares of Common Stock of the Company (the “Escrow Shares”) into escrow for the benefit of the Investors in the event that the Company fails to satisfy the FY07 Performance Threshold, pursuant to the terms and conditions of a Make Good Agreement by and among Pope Asset Management LLC, as the authorized agent of the Investors, the Company and the CSKI Shareholder, dated as of even date herewith (the “Make Good Agreement”); and

WHEREAS, the parties hereto desire to set forth the circumstances under which the Investors shall have the right, but not the obligation, to require the Company to repurchase the Shares.

NOW, THEREFORE, in consideration of the foregoing recitals, the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Put Right.

(a) Grant of Put Right. Subject to the terms and conditions hereof, each Investor shall have the right (the “Put Right”), but not the obligation, to cause the Company to repurchase the Shares such Investor purchased in the Offering (the “Purchased Shares”).

(b) Put Repurchase Price. In the event an Investor exercises his, her or its Put Right, the repurchase price for the Purchased Shares shall be $10.00 per share (the “Repurchase Price”).

(c) Exercise of Put Right.

(i) An Investor shall exercise his, her or its Put Right by giving written notice of its exercise of the Put Right to the Company (“Put Exercise Notice”), in accordance with the provisions of Section 6 hereof.

(ii) Each Investor may only exercise his, her or its Put Right as to all, but not less than all, of such Investor’s Purchased Shares.

(iii) Upon exercise of the Put Right by an Investor, the repurchase of such Investor’s Purchased Shares by the Company shall be consummated within sixty (60) days following the date of the Put Exercise Notice (the “Repurchase Deadline”). In the event the Company does not pay the Repurchase Price to an Investor on or prior to the Repurchase Deadline, interest shall be payable on the Repurchase Amount at the rate of ten (10%) percent per annum until the Repurchase Amount, and any accrued and unpaid interest thereon, is paid in full.

(iv) Concurrently with the Company’s payment of the Repurchase Price to an exercising Investor, such Investor shall deliver to the Company (A) the original stock certificate representing his, her or its Purchased Shares and (B) the original warrant certificate representing Warrants such Investor purchased in the Offering (the “Purchased Warrants”).

(v)  After exercise of the Put Right, and upon delivery by the Company to the Investor of the applicable Repurchase Price, such Investor shall no longer be deemed to be the owner of the Purchased Shares and Purchased Warrants. The Purchased Shares shall be returned to the Company’s treasury and the Purchased Warrants shall be cancelled on the books of the Company.

(d) Conditions to Exercise of Put Right. The Investors may only exercise their Put Right in the event that either:

(i) the Adjusted EPS of the Company for the fiscal year ending December 31, 2007 is less than $0.80 per share, as set forth in the FY07 Financial Statements; or

(ii) the Company’s accounts receivable exceeds $12,000,000 at the end of fiscal 2007, as set forth in the FY07 Financial Statements (each of 1(d)(i) and (ii), a “Put Right Trigger”).

(e) Put Right Term. Within two (2) business days after the filing of Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “2007 10-KSB”), the Company will provide the Investors written notice of such filing (“Filing Notice”). The Investors may only exercise their Put Right by delivering a Put Exercise Notice to the Company within ten (10) days of the date of the Filing Notice; provided, however, if the Company has not provided the Investors with Filing Notice within twelve (12) days after the filing of the 2007 10-KSB (the “Filing Notice Deadline”), then the Investors may exercise their Put Right by delivering a Put Exercise Notice to the Company within ten (10) days of the Filing Notice Deadline.

(f) Termination of Certain Rights. Upon the Company’s receipt of a Put Exercise Notice from any Investor:

(i) such Investor’s right to receive Escrow Shares on a Pro Rata Basis (as defined in the Make Good Agreement) shall automatically and permanently terminate, subject only to the satisfaction of the Company’s obligations hereunder; and

(ii) such Investor’s right to exercise the Purchased Warrants shall be suspended pending the satisfaction of the Company’s obligation to pay the Repurchase Price in full, and any interest accrued thereon, to the applicable Investor.

2.  Title. Upon exercise of the Put Right by an Investor, such Investor shall deliver to the Company good and marketable title to his, her or its Shares, free and clear of any liens or other restrictions, except for applicable restrictions on transfer under federal and state securities laws.

3.  Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

4.  Amendments. This Agreement may not be altered, modified, or amended except by a writing signed by each of the parties hereto.

5.  Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by the Investors or the Company, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

6.  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to the Company, to:

China Sky One Medical, Inc.
Room 1706, No. 30 Di Wang Building
Gan Shui Road, Nandang District, Harbin
People’s Republic of China 150001
Attention: Liu Yan-Qing, Chairman
   Facsimile: + 86-451-8700-9121

with a copy to:

Hodgson Russ LLP
   1540 Broadway, 24th Floor
   New York, NY 10036
   Attention: Jeffrey A. Rinde, Esq.
   Facsimile: (212) 751-0928

if to the Investors:

to the address provided by such Investor on the signature page hereto.

7.  Governing Law; Jurisdiction. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect of an action commenced by a third party in another jurisdiction, the Investors and the Company agree that any legal suit, action, or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of New York, County of New York, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

8.  Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

9.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

10.  No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.  Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

[The Remainder Of This Page Is Left Blank Intentionally. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

CHINA SKY ONE MEDICAL, INC.

By: ______________________________
Name:
Title:

PUT AGREEMENT
COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

INVESTOR:

Number of Shares being purchased:	___________________________________

___________________________________	By: _________________________________
Name:
Number of Warrants being purchased:	Title:

___________________________________	Address: _________________________
_________________________
_________________________
Facsimile: _________________________

with a copy to: